                                                                  EXHIBIT (99.1)



                            JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the Common Shares of Beneficial Interest, $.01 par value of Entertainment Properties Trust, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  December 10, 1997


                                    THE GOLDMAN SACHS GROUP, L.P.

                                    By: /s/ Hans L. Reich
                                        ------------------------------
                                    Name:   Hans L. Reich
                                    Title:  Attorney-in-fact



                                           GOLDMAN, SACHS & CO.


                                    By: /s/ Hans L. Reich
                                        ------------------------------
                                    Name:   Hans L. Reich
                                    Title:  Attorney-in-fact


                              Page 9 of 10 Pages